Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

October 28, 2011

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Managing Director, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource Reports Third Quarter Results

•	Infrastructure investments, regulatory initiatives on track

•	Growing portfolio of midstream, supply-driven growth opportunities

•	2011 earnings expected to be in the upper half of guidance range

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $33.1 million, or $0.11 per share for the three months ended Sept. 30, 2011, compared to $10.3 million, or $0.04 per share for the third quarter of 2010. Operating earnings for the quarter (non-GAAP) were $142.0 million compared to $109.9 million for the same period in 2010.

On a GAAP basis, NiSource reported income from continuing operations for the three months ended Sept. 30, 2011, of $36.3 million, or $0.13 per share, compared with $33.4 million, or $0.12 per share in the same period a year ago. Operating income was $147.5 million for the third quarter of 2011 compared with $123.3 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.

“NiSource’s balanced, investment-driven business strategy continues to deliver solid results in line with our 2011 earnings outlook and consistent with our long-term growth plan,” NiSource President and Chief Executive Officer Robert C. Skaggs Jr. said. “Despite sluggish economic conditions, NiSource teams continue to execute on fundamental initiatives across each segment of our business. These accomplishments are key to our commitments to enhance customer service, modernize our energy infrastructure, drive long-term, sustainable earnings growth and increase shareholder value.”

Based on year-to-date financial and operational performance, Skaggs said that NiSource is on track to achieve net operating earnings from continuing operations at the upper half of its 2011 guidance range of $1.25 to $1.35 per share (non-GAAP). NiSource also is on pace to deliver double-digit shareholder returns for the third consecutive year, significantly outperforming the utility indices and broader markets.

Skaggs highlighted several key recent accomplishments in executing the company’s business strategy:

Continued NIPSCO environmental, customer service and regulatory achievements

NiSource’s Northern Indiana Public Service Company’s (NIPSCO) electric business continues to advance a broad business agenda designed to deliver exceptional customer service, enhance operational and environmental performance, and establish a robust platform for ongoing earnings growth.

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On July 18, NIPSCO filed a nearly unanimous settlement with the Indiana Utility Regulatory Commission (IURC) to resolve the company’s 2010 electric base rate case. Hearings on the settlement were conducted in September and, pending approval by the IURC, the company anticipates new rates could be effective in late 2011 or early 2012.

•

NIPSCO also continues to invest in environmental improvements, with construction on schedule for a new Flue Gas Desulfurization unit at the company’s Schahfer generating station. The project is part of the company’s commitment to invest up to nearly $850 million in environmental improvements over the next six to eight years.

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In July, NIPSCO received approval from the IURC to significantly broaden its offering of electric energy efficiency programs. The new programs are in addition to the company’s natural gas conservation programs, which have helped customers save about 13.1 million therms, equating to about $12.4 million, over the past four and a half years.

“While the pending electric rate case settlement is unquestionably a watershed event for NIPSCO, its customers and other stakeholders, the NIPSCO team is also making steady progress on a wide array of customer service, environmental, and operational initiatives,” Skaggs said. “Taken together, these efforts are helping customers manage energy use, providing long-term environmental and economic development benefits for northern Indiana, and supporting stable and sustainable earnings growth.”

Leveraging gas transmission, storage and midstream growth opportunities

NiSource Gas Transmission & Storage (NGT&S) also continued to make progress on key strategies to enhance system reliability, develop new growth projects, and leverage the company’s strategic footprint in emerging shale gas production areas.

•

Under the leadership of new business unit CEO Jimmy Staton, NGT&S is working closely with customers, natural gas producers and other key stakeholders to develop a comprehensive strategy for meeting customer needs and maximizing the value of NiSource’s extensive natural gas pipeline and storage assets overlaying the Marcellus and Utica shale production regions.

•

Having successfully completed several growth projects in the Marcellus production area, and with more in progress and on schedule, the company is developing a range of additional supply-driven growth initiatives, including mineral leasing, midstream projects and traditional pipeline expansion opportunities.

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NGT&S also continues to actively develop infrastructure projects to serve new natural gas-fueled electric generation markets, involving both new generation facilities as well as coal conversion opportunities. NGT&S is in active discussions with a number of large power generators to meet their need for new natural gas infrastructure.

“Our NGT&S team is proceeding on a measured, thoughtful path to leverage NiSource’s unique position in the Marcellus and Utica shale production regions,” Skaggs said. “This approach ensures that we pursue complementary projects that capitalize on the near-term potential of this important business opportunity, while also enhancing the long-term value of our pipeline and storage assets for our customers and shareholders.”

Progress also continues on the regulatory front. On Sept. 9, Columbia Gulf Transmission filed a settlement with the Federal Energy Regulatory Commission (FERC) to resolve the company’s 2010 base rate case – its first in 14 years. The settlement was certified to the Commission on Oct. 4, and is pending approval.

Executing on gas utility infrastructure, customer and regulatory programs

During the third quarter, NiSource Gas Distribution continued to successfully execute on its strategy of combining long-term infrastructure modernization programs with complementary customer programs and regulatory initiatives.

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NiSource’s gas distribution businesses continued to execute on an industry-leading series of long-term infrastructure modernization and replacement programs. NiSource is on track to invest more than $300 million in gas distribution modernization programs this year designed to ensure safe and reliable service. These investments are part of a more than $4 billion modernization program put in motion a few years ago.

•

The gas distribution companies also continue to introduce or expand programs to help customers reduce energy usage and manage monthly bills. For example, on Sept. 12, Columbia Gas of Ohio (COH) filed a proposal with the Public Utilities Commission of Ohio to extend and expand its energy efficiency programs for an additional five years starting in 2012. Over the life of the measures installed through the proposed programs, COH estimates customers will save up to $300 million.

•

On the regulatory front, on Oct. 14, the Pennsylvania Public Utility Commission approved a settlement of Columbia Gas of Pennsylvania’s (CPA) base rate case. The order authorizes an annual revenue increase of $17 million, effective Oct. 18, and includes an additional $1 million annually for payment assistance programs available to income-eligible customers. Notably, the Commission approved a new rate design incorporating a higher minimum monthly charge, including a fixed customer charge and usage allowance.

•	CPA remains actively engaged with elected officials and other key stakeholders in advancing legislation that would streamline the recovery process associated with infrastructure replacement programs.

“The hallmark of our gas distribution strategy is to work collaboratively with all stakeholders to deliver a broad array of core infrastructure, customer and regulatory initiatives, and the team’s execution of that strategy continues to be exceptional,” Skaggs noted. “In addition to enhancing our ability to provide safe, reliable and responsive service to our customers, these efforts continue to produce predictable, long-term earnings growth.”

Capital investments and financial flexibility provide foundation for ongoing growth

A disciplined, well-executed financial strategy is a key element of NiSource’s commitment to meet customer needs and deliver long-term, investment-driven earnings growth. NiSource continues to maintain significant financial flexibility to fund its growing capital investment program, which for 2011 is expected to be approximately $1.1 billion. At the end of the third quarter, NiSource maintained in excess of $460 million in net available liquidity.

NiSource continues to monitor the historically attractive debt capital market environment for opportunities to reduce financing costs and extend its maturity profile. The company is actively evaluating a number of financing options that could be executed as early as the fourth quarter of this year.

Third Quarter 2011 Operating Earnings — Segment Results (non-GAAP)

NiSource’s consolidated operating earnings (non-GAAP) for the quarter ended Sept. 30, 2011, were $142.0 million, compared to $109.9 million in the third quarter of 2010. Refer to Schedule 2 for the items included in 2011 and 2010 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the quarter ended Sept. 30, 2011, are discussed below.

NiSource Gas Distribution reported operating earnings for the current quarter of $8.0 million compared to an operating earnings loss of $40.7 million in the third quarter of 2010. Net revenues, excluding the impact of trackers, increased by $24.0 million, primarily attributable to increased residential and commercial margins due to NIPSCO’s change from a volumetric-based rate design to one with a higher fixed charge. The new rate design provides a greater proportion of recovery through the monthly fixed customer charge for certain customer classes. Additionally, there was an increase in other regulatory and service programs largely due to new rates under Columbia Gas of Ohio’s approved infrastructure replacement program and rate cases at other utilities.

Operating expenses, excluding trackers, were $24.7 million lower than the comparable 2010 period primarily as a result of lower depreciation costs due to reduced depreciation rates at NIPSCO.

NiSource Gas Transmission and Storage reported operating earnings for the current quarter of $68.2 million compared to $76.4 million in the third quarter of 2010. Net revenues, excluding the impact of trackers, increased by $10.8 million, primarily attributable to an increase in demand margin revenue as a result of growth projects placed into service since the third quarter of 2010 and the impact of new Columbia Gulf rates placed into effect May 1, 2011, subject to refund.

Operating expenses, excluding the impact of trackers, increased $19.0 million from the comparable 2010 period primarily due to higher environmental costs, increased employee and administrative expenses and separation costs. The increased environmental costs, which amounted to $11.2 million, relate to an expense for the portion of certain remediation activities that are not recoverable from customers under the terms of a prior rate settlement.

Equity earnings remained flat due to 2010 hedge ineffectiveness charges for Millennium Pipeline, offset by Millennium’s higher current year interest costs resulting from its Aug. 2010 debt refinancing.

NiSource Electric reported operating earnings for the current quarter of $72.9 million compared to $80.0 million in the third quarter of 2010. Net revenues, excluding the impact of trackers, decreased by $4.3 million primarily due to lower environmental cost recovery levels during the quarter. Additionally, there was a decrease in residential and commercial margins as well as lower off-system sales. These decreases were partially offset by increased industrial usage and margins as a result of improved economic conditions.

Operating expenses, excluding the impact of trackers, increased by $2.8 million, primarily attributable to increased rate case costs and higher employee and administrative expenses. These increases were partially offset by a one-time inventory impairment recorded in the prior period.

Corporate and Other reported an operating earnings loss of $7.1 million for the current quarter compared to an operating earnings loss of $5.8 million in the third quarter of 2010.

Other Items

Interest expense decreased by $1.9 million due to a long-term debt maturity in Nov. 2010 and a Dec. 2010 repurchase of long-term debt. The benefits were partially offset by incremental interest expense associated with a swap maturity in Nov. 2010, the issuance of long-term debt in June 2011 and Dec. 2010, and higher average short-term borrowings and rates.

Other-net reflected income of $1.6 million in 2011 compared to income of $2.1 million in 2010.

The effective tax rate of net operating earnings was 30.9 percent compared to 28.5 percent for the same period last year.

Nine-Month Period 2011 Operating Earnings – Segment Results (non-GAAP)

NiSource’s consolidated operating earnings (non-GAAP) for the nine months ended Sept. 30, 2011, were $699.2 million, compared to $669.0 million for the same period in 2010. Refer to Schedule 2 for the items included in 2011 and 2010 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the nine months ended Sept. 30, 2011, are discussed below.

NiSource Gas Distribution reported operating earnings of $293.8 million compared to $229.9 million reported for the nine months ended Sept. 30, 2010. Net revenues, excluding the impact of regulatory trackers, increased $16.1 million primarily attributable to an increase in other regulatory and service programs largely due to new rates under Columbia Gas of Ohio’s approved infrastructure replacement program and rate cases at other utilities. Additionally, there was an increase in residential and commercial margins due to NIPSCO’s change from a volumetric-based rate design to one with a higher fixed charge. The new rate design provides a greater proportion of recovery through the monthly fixed customer charge for certain customer classes. These increases were partially offset by a decrease in off-system sales and lower industrial margins.

Operating expenses, excluding the impact of trackers, were $47.8 million lower than the comparable period in the prior year primarily due to lower depreciation costs as a result of reduced depreciation rates at NIPSCO and decreased uncollectible accounts. These decreases were partially offset by an increase in employee and administrative costs and higher outside service costs.

NiSource Gas Transmission and Storage reported operating earnings of $271.3 million versus operating earnings of $277.2 million for the nine months ended Sept. 30, 2010. Net revenues, excluding trackers, increased $24.7 million primarily attributable to an increase in demand margin revenue as a result of growth projects placed into service since the third quarter of 2010 and the impact of new Columbia Gulf rates placed into effect on May 1, 2011, subject to refund. These increases were partially offset by the recognition of revenue in the prior year related to a previously deferred gain for native gas and fees received from a contract buyout. Additionally, there was a decrease in short-term transportation and storage services.

Operating expenses, excluding trackers, increased by $28.1 million primarily due to higher environmental costs, increased employee and administrative expenses, and separation costs.

Equity earnings decreased by $2.5 million primarily from Millennium Pipeline’s higher interest costs resulting from the Aug. 2010 debt refinancing partially offset by the non-recurrence of 2010 hedge ineffectiveness charges at Millennium.

NiSource Electric reported operating earnings of $152.1 million for the nine months ended Sept. 30, 2011, compared with operating earnings of $174.5 million for the prior year period. Net revenues, excluding trackers, increased by $5.0 million primarily due to increased industrial usage and margins as a result of improved economic conditions and lower revenue credits partially offset by decreased residential and commercial margins and lower environmental cost recovery rates.

Operating expenses, excluding trackers, increased by $27.4 million due primarily to an increase in employee and administrative expenses, higher electric generation costs as a result of an increase in outage duration, a regulatory adjustment, an increase in depreciation and higher rate case costs.

Corporate and Other reported an operating earnings loss of $18.0 million for the nine months ended Sept. 30, 2011, compared to an operating earnings loss of $12.6 million for the nine months ended Sept. 30, 2010.

Other Items

Interest expense decreased by $14.9 million due to a long-term debt maturity in Nov. 2010 and a Dec. 2010 repurchase of long-term debt. The benefits were partially offset by incremental interest expense associated with a swap maturity in Nov. 2010, the issuance of long-term debt in June 2011 and Dec. 2010, and higher average short-term borrowings and rates.

Other-net reflected income of $5.5 million in 2011 compared to income of $7.3 million in 2010.

The effective tax rate of net operating earnings was 33.9 percent compared to 35.6 percent for the same period last year.

Income from Continuing Operations (GAAP)

As noted above, on a GAAP basis, NiSource reported net income from continuing operations for the three months ended Sept. 30, 2011, of $36.3 million, or $0.13 per share, compared with $33.4 million, or $0.12 per share, in the same period a year ago. Operating income was $147.5 million for the third quarter of 2011, compared with $123.3 million in the year-ago period.

On a GAAP basis, NiSource reported net income from continuing operations for the nine months ended Sept. 30, 2011, of $280.6 million, or $1.00 per share, compared with $258.8 million, or $0.93 per share last year. Operating income was $710.0 million for the nine months ended Sept. 30, 2011 versus $665.9 million in the year-ago period.

Refer to Schedule 1 for a complete list of the items included in 2011 and 2010 GAAP income from Continuing Operations but excluded from net operating earnings.

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” section in NiSource’s 2010 Form 10-K and subsequent reports on Form 10-Q, many of which risks are beyond the control of NiSource. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.

Consolidated Net Operating Earnings (Non-GAAP)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2011	2010	2011	2010
Net Revenues
Gas Distribution	$326.5	$317.5	$2,196.7	$2,129.5
Gas Transportation and Storage	283.3	270.7	993.6	905.5
Electric	398.7	398.5	1,091.1	1,056.1
Other	15.3	17.8	63.5	59.5

Gross Revenues	1,023.8	1,004.5	4,344.9	4,150.6
Cost of Sales (excluding depreciation and amortization)	285.0	296.1	1,788.5	1,626.9

Total Net Revenues	738.8	708.4	2,556.4	2,523.7

Operating Expenses
Operation and maintenance	374.6	354.4	1,086.6	1,023.1
Operation and maintenance - trackers	31.7	32.9	152.1	177.1
Depreciation and amortization	131.0	149.4	397.5	445.3
Depreciation and amortization - trackers	3.9	3.8	10.7	9.3
Other taxes	50.4	52.4	158.7	158.5
Other taxes - trackers	8.7	9.1	60.4	52.7

Total Operating Expenses	600.3	602.0	1,866.0	1,866.0

Equity Earnings in Unconsolidated Affiliates	3.5	3.5	8.8	11.3

Operating Earnings	142.0	109.9	699.2	669.0

Other Income (Deductions)
Interest expense, net	(95.7)	(97.6)	(279.9)	(294.8)
Other, net	1.6	2.1	5.5	7.3

Total Other Deductions	(94.1)	(95.5)	(274.4)	(287.5)

Operating Earnings From Continuing Operations
Before Income Taxes	47.9	14.4	424.8	381.5
Income Taxes	14.8	4.1	143.8	135.8

Net Operating Earnings from Continuing Operations	33.1	10.3	281.0	245.7

GAAP Adjustment	3.2	23.1	(0.4)	13.1

GAAP Income from Continuing Operations	$36.3	$33.4	$280.6	$258.8

Basic Net Operating Earnings Per Share from Continuing Operations	0.11	0.04	1.00	0.89

GAAP Basic Earnings Per Share from Continuing Operations	0.13	0.12	1.00	0.93

Basic Average Common Shares Outstanding	280.8	278.1	280.1	277.5

NiSource Inc.

Segment Operating Earnings (Non-GAAP)

Gas Distribution Operations	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2011	2010	2011	2010
Net Revenues
Sales Revenues	$418.1	$431.3	$2,631.4	$2,553.8
Less: Cost of gas sold	158.9	188.3	1,473.7	1,385.8

Net Revenues	259.2	243.0	1,157.7	1,168.0

Operating Expenses
Operation and maintenance	172.0	176.3	516.1	506.9
Operation and maintenance - trackers	6.6	14.1	92.0	126.1
Depreciation and amortization	43.7	63.9	130.3	189.8
Other taxes	20.2	20.4	65.1	62.6
Other taxes - trackers	8.7	9.0	60.4	52.7

Total Operating Expenses	251.2	283.7	863.9	938.1

Operating Earnings (Loss)	$8.0	$(40.7)	$293.8	$229.9

GAAP Adjustment	(0.1)	(1.8)	2.1	(18.8)

GAAP Operating Income (Loss)	$7.9	$(42.5)	$295.9	$211.1

Gas Transmission and Storage Operations	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2011	2010	2011	2010
Net Revenues
Transportation revenues	$179.7	$163.7	$554.1	$522.6
Storage revenues	48.0	49.9	148.0	149.0
Other revenues	5.7	3.9	20.3	19.8

Net Operating Revenues	233.4	217.5	722.4	691.4

Operating Expenses
Operation and maintenance	100.8	82.6	269.2	242.5
Operation and maintenance - trackers	21.3	16.1	50.6	44.3
Depreciation and amortization	32.6	31.8	98.2	94.9
Other taxes	14.0	14.0	41.9	43.8

Total Operating Expenses	168.7	144.5	459.9	425.5

Equity Earnings in Unconsolidated Affiliates	3.5	3.4	8.8	11.3

Operating Earnings	$68.2	$76.4	$271.3	$277.2

GAAP Adjustment	—	(0.2)	0.1	(0.2)

GAAP Operating Income	$68.2	$76.2	$271.4	$277.0

NiSource Inc.

Segment Operating Earnings (Non-GAAP)

Electric Operations	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2011	2010	2011	2010
Net Revenues
Sales revenues	$400.7	$389.8	$1,097.0	$1,051.4
Less: Cost of sales	156.4	142.5	426.3	389.9

Net Revenues	244.3	247.3	670.7	661.5

Operating Expenses
Operation and maintenance	100.8	95.2	300.5	276.6
Operation and maintenance - trackers	3.8	2.7	9.5	6.7
Depreciation and amortization	49.8	50.0	155.3	149.7
Depreciation and amortization - trackers	3.9	3.7	10.7	9.3
Other taxes	13.1	15.7	42.6	44.7

Total Operating Expenses	171.4	167.3	518.6	487.0

Operating Earnings	$72.9	$80.0	$152.1	$174.5

GAAP Adjustment	5.9	15.9	9.7	16.1

GAAP Operating Income	$78.8	$95.9	$161.8	$190.6

Corporate and Other Operations	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2011	2010	2011	2010
Operating Loss	$(7.1)	$(5.8)	$(18.0)	$(12.6)

GAAP Adjustment	(0.3)	(0.5)	(1.1)	(0.2)

GAAP Operating Loss	$(7.4)	$(6.3)	$(19.1)	$(12.8)

NiSource Inc.

Segment Volumes and Statistical Data

Gas Distribution Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Sales and Transportation (MMDth)
Residential	13.8	15.0	181.9	170.2
Commercial	17.6	19.1	121.9	115.1
Industrial	102.5	98.3	322.2	284.3
Off System	14.4	13.7	52.3	56.8
Other	—	0.1	0.5	0.8

Total	148.3	146.2	678.8	627.2

Weather Adjustment	(0.3)	1.1	(5.3)	14.6

Sales and Transportation Volumes - Excluding Weather	148.0	147.3	673.5	641.8

Heating Degree Days	112	72	3,692	3,370
Normal Heating Degree Days	88	88	3,596	3,596
% Colder (Warmer) than Normal	27%	(18%)	3%	(6%)

Customers
Residential			2,987,202	2,980,557
Commercial			275,677	273,371
Industrial			7,724	7,686
Other			18	81

Total			3,270,621	3,261,695

Gas Transmission and Storage Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Throughput (MMDth)
Columbia Transmission	184.6	191.1	816.1	750.1
Columbia Gulf	270.3	225.0	777.4	625.0
Crossroads Gas Pipeline	4.0	6.5	14.7	20.2
Intrasegment eliminations	(124.2)	(141.6)	(424.5)	(423.2)

Total	334.7	281.0	1,183.7	972.1

NiSource Inc.

Segment Volumes and Statistical Data

Electric Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Sales (Gigawatt Hours)
Residential	1,120.7	1,175.7	2,760.9	2,833.2
Commercial	1,083.7	1,103.8	2,955.2	2,991.1
Industrial	2,242.0	2,180.0	7,010.1	6,321.8
Wholesale	239.9	330.0	507.2	635.7
Other	39.7	47.0	121.3	128.2

Total	4,726.0	4,836.5	13,354.7	12,910.0

Weather Adjustment	(81.2)	(470.0)	(132.2)	(501.7)

Sales Volumes - Excluding Weather impacts	4,644.8	4,366.5	13,222.5	12,408.3

Cooling Degree Days	649	700	907	977
Normal Cooling Degree Days	578	578	808	808
% Warmer (Colder) than Normal	12%	21%	12%	21%

Electric Customers
Residential			399,525	399,556
Commercial			53,879	53,696
Industrial			2,411	2,435
Wholesale			16	15
Other			737	741

Total			456,568	456,443

NiSource Inc.

Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2011	2010	2011	2010
Net Operating Earnings from Continuing Operations (Non-GAAP)	$33.1	$10.3	$281.0	$245.7

Items excluded from operating earnings:
Net Revenues:
Weather - compared to normal	6.3	8.8	12.3	(1.3)
Revenue adjustment	—	—	—	(5.7)
Unregulated natural gas marketing business	0.6	0.9	4.0	5.8

Operating Expenses:
Restructuring	—	0.2	—	(0.7)
Environmental reserve adjustment	—	6.0	—	6.0
Unregulated natural gas marketing business	(1.0)	(1.3)	(4.4)	(5.9)
Gain/Loss on sale of assets and asset impairments	(0.6)	(1.2)	(1.1)	(1.3)

Total items excluded from operating earnings	5.3	13.4	10.8	(3.1)

Tax effect of above items	(2.1)	(5.5)	(4.4)	1.0

Indiana tax law change	—	—	(6.8)	—
Rate settlement flow-through	—	15.2	—	15.2

Total items excluded from net operating earnings	3.2	23.1	(0.4)	13.1

Reported Income from Continuing Operations - GAAP	$36.3	$33.4	$280.6	$258.8

Basic Average Common Shares Outstanding	280.8	278.1	280.1	277.5

Basic Net Operating Earnings Per Share from Continuing Operations	$0.11	$0.04	$1.00	$0.89

Items excluded from net operating earnings (after-tax)	0.02	0.08	—	0.04

GAAP Basic Earnings (Loss) Per Share from Continuing Operations	$0.13	$0.12	$1.00	$0.93

NiSource Inc.

Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP

For Quarter ended September 30,

2011 (in millions)
	Gas Distribution	Gas Transmission and Storage	Electric	Corporate & Other	Total

Operating Earnings (Loss)	$8.0	$68.2	$72.9	$(7.1)	$142.0

Net Revenues:
Weather (compared to normal)	0.2	—	6.1	—	6.3
Unregulated natural gas marketing business	—	—	—	0.6	0.6

Total Impact - Net Revenues	0.2	—	6.1	0.6	6.9

Operating Expenses
Unregulated natural gas marketing business	—	—	—	(0.9)	(0.9)
Loss on sale of assets and asset impairments	(0.3)	—	(0.2)	—	(0.5)

Total Impact - Operating Expenses	(0.3)	—	(0.2)	(0.9)	(1.4)

Total Impact - Operating (Loss) Income	$(0.1)	$—	$5.9	$(0.3)	$5.5

Operating Income (Loss) - GAAP	$7.9	$68.2	$78.8	$(7.4)	$147.5

2010 (in millions)
	Gas Distribution	Gas Transmission and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$(40.7)	$76.4	$80.0	$(5.8)	$109.9

Net Revenues:
Weather (compared to normal)	(1.1)	—	9.9	—	8.8
Unregulated natural gas marketing business	—	—	—	0.9	0.9

Total Impact - Net Revenues	(1.1)	—	9.9	0.9	9.7

Operating Expenses
Restructuring	0.1	—	0.1	—	0.2
Environmental reserve	—	—	6.0	—	6.0
Unregulated natural gas marketing business	—	—	—	(1.3)	(1.3)
Loss on sale of assets and asset impairments	(0.8)	(0.2)	(0.1)	(0.1)	(1.2)

Total Impact - Operating Expenses	(0.7)	(0.2)	6.0	(1.4)	3.7

Total Impact - Operating (Loss) Income	$(1.8)	$(0.2)	$15.9	$(0.5)	$13.4

Operating (Loss) Income - GAAP	$(42.5)	$76.2	$95.9	$(6.3)	$123.3

NiSource Inc.

Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP

For Nine Months ended September 30,

2011 (in millions)
	Gas Distribution	Gas Transmission and Storage	Electric	Corporate and Other	Total

Operating Earnings (Loss)	$293.8	$271.3	$152.1	$(18.0)	$699.2

Net Revenues:
Weather (compared to normal)	2.4	—	9.9	—	12.3
Unregulated natural gas marketing business	—	—	—	4.0	4.0

Total Impact - Net Revenues	2.4	—	9.9	4.0	16.3

Operating Expenses
Unregulated natural gas marketing business	—	—	—	(4.4)	(4.4)
Loss on sale of assets and asset impairments	(0.3)	0.1	(0.2)	(0.7)	(1.1)

Total Impact - Operating Expenses	(0.3)	0.1	(0.2)	(5.1)	(5.5)

Total Impact - Operating Income (Loss)	$2.1	$0.1	$9.7	$(1.1)	$10.8

Operating Income (Loss) - GAAP	$295.9	$271.4	$161.8	$(19.1)	$710.0

2010 (in millions)
	Gas Distribution	Gas Transmission and Storage	Electric	Corporate	Total

Operating Earnings (Loss)	$229.9	$277.2	$174.5	$(12.6)	$669.0

Net Revenues:
Weather (compared to normal)	(12.0)	—	10.7	—	(1.3)
Revenue adjustment	(5.7)	—	—	—	(5.7)
Unregulated natural gas marketing business	—	—	—	5.8	5.8

Total Impact - Net Revenues	(17.7)	—	10.7	5.8	(1.2)

Operating Expenses
Restructuring	(0.2)	—	(0.5)	—	(0.7)
Environmental reserve	—	—	6.0	—	6.0
Unregulated natural gas marketing business	—	—	—	(5.9)	(5.9)
Loss on sale of assets and asset impairments	(0.9)	(0.2)	(0.1)	(0.1)	(1.3)

Total Impact - Operating Expenses	(1.1)	(0.2)	5.4	(6.0)	(1.9)

Total Impact - Operating Income (Loss)	$(18.8)	$(0.2)	$16.1	$(0.2)	$(3.1)

Operating Income (Loss) - GAAP	$211.1	$277.0	$190.6	$(12.8)	$665.9

NiSource Inc.

Consolidated Income Statement (GAAP)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2011	2010	2011	2010
Net Revenues
Gas Distribution	$326.7	$327.0	$2,199.1	$2,122.4
Gas Transportation and Storage	283.3	270.7	993.6	905.5
Electric	404.7	397.7	1,101.0	1,056.1
Other	54.0	142.7	235.5	583.9

Gross Revenues	1,068.7	1,138.1	4,529.2	4,667.9
Cost of Sales (excluding depreciation and amortization)	323.1	420.0	1,956.5	2,145.4

Total Net Revenues	745.6	718.1	2,572.7	2,522.5

Operating Expenses
Operation and maintenance	407.1	382.1	1,242.1	1,198.8
Depreciation and amortization	134.9	153.1	408.3	454.5
Impairment and loss on sale of assets, net	0.4	1.1	1.1	1.2
Other taxes	59.2	62.0	220.0	213.4

Total Operating Expenses	601.6	598.3	1,871.5	1,867.9

Equity Earnings in Unconsolidated Affiliates	3.5	3.5	8.8	11.3

Operating Income	147.5	123.3	710.0	665.9

Other Income (Deductions)
Interest expense, net	(95.7)	(97.6)	(279.9)	(294.8)
Other, net	1.6	2.1	5.5	7.3

Total Other Deductions	(94.1)	(95.5)	(274.4)	(287.5)

Income from Continuing Operations before Income Taxes	53.4	27.8	435.6	378.4
Income Tax Expense (Benefit)	17.1	(5.6)	155.0	119.6

Income from Continuing Operations	36.3	33.4	280.6	258.8

Loss from Discontinued Operations - net of taxes	(1.6)	(0.2)	(1.8)	(0.3)
Gain on Disposition of Discontinued Operations - net of taxes	—	—	—	0.1

Net Income	$34.7	$33.2	$278.8	$258.6

Basic Earnings Per Share
Continuing operations	$0.13	$0.12	$1.00	$0.93
Discontinued operations	(0.01)	—	(0.01)	—

Basic Earnings Per Share	$0.12	$0.12	$0.99	$0.93

Diluted Earnings Per Share
Continuing operations	$0.13	$0.12	$0.98	$0.93
Discontinued operations	(0.01)	—	(0.01)	—

Diluted Earnings Per Share	$0.12	$0.12	$0.97	$0.93

Dividends Declared Per Common Share	$0.23	$0.23	$0.92	$0.92

Basic Average Common Shares Outstanding	280.8	278.1	280.1	277.5
Diluted Average Common Shares	289.0	279.9	287.4	278.9

NiSource Inc.

Consolidated Balance Sheets (GAAP)

(unaudited)

(in millions)	September 30, 2011	December 31, 2010

ASSETS
Property, Plant and Equipment
Utility Plant	$20,095.5	$19,494.9
Accumulated depreciation and amortization	(8,672.3)	(8,492.6)

Net utility plant	11,423.2	11,002.3

Other property, at cost, less accumulated depreciation	125.5	94.7

Net Property, Plant and Equipment	11,548.7	11,097.0

Investments and Other Assets
Assets of discontinued operations and assets held for sale	2.3	7.9
Unconsolidated affiliates	200.2	200.9
Total Investments and Other Assets	164.3	139.7

Total Investments and Other Assets	366.8	348.5

Current Assets
Cash and cash equivalents	22.2	9.2
Restricted cash	180.1	202.9
Accounts receivable (less reserve of $29.7 and $37.4, respectively)	512.5	1,079.3
Income tax receivable	1.2	99.0
Gas inventory	467.0	298.2
Underrecovered gas and fuel costs	57.7	135.7
Materials and supplies, at average cost	87.0	83.8
Electric production fuel, at average cost	41.3	46.0
Price risk management assets	136.7	159.5
Exchange gas receivable	92.7	62.7
Regulatory assets	142.4	151.8
Prepayments and other	119.7	120.8

Total Current Assets	1,860.5	2,448.9

Other Assets
Price risk management assets	191.4	240.3
Regulatory assets	1,618.8	1,650.4
Goodwill	3,677.3	3,677.3
Intangible assets	300.4	308.6
Postretirement and postemployment benefits assets	43.6	35.1
Deferred charges and other	134.6	132.7

Total Other Assets	5,966.1	6,044.4

Total Assets	$19,742.1	$19,938.8

NiSource Inc.

Consolidated Balance Sheets (continued) (GAAP)

(unaudited)

(in millions, except share amounts)	September 30, 2011	December 31, 2010

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 281,111,006 and 278,855,291 shares issued and outstanding, respectively	$2.8	$2.8
Additional paid-in capital	4,149.4	4,103.9
Retained earnings	922.6	901.8
Accumulated other comprehensive loss	(54.4)	(57.9)
Treasury stock	(30.4)	(27.4)

Total Common Stockholders’ Equity	4,990.0	4,923.2
Long-term debt, excluding amounts due within one year	6,337.3	5,936.1

Total Capitalization	11,327.3	10,859.3

Current Liabilities
Current portion of long-term debt	8.2	34.2
Short-term borrowings	1,234.0	1,382.5
Accounts payable	244.4	581.8
Dividends payable	64.7	0.1
Customer deposits and credits	281.3	318.1
Taxes accrued	157.8	221.1
Interest accrued	67.7	114.4
Overrecovered gas and fuel costs	80.2	11.8
Price risk management liabilities	171.6	173.9
Exchange gas payable	178.3	266.1
Deferred revenue	3.5	6.8
Regulatory liabilities	88.8	92.9
Accrued liability for postretirement and postemployment benefits	23.3	23.3
Legal and environmental reserves	28.9	86.0
Other accruals	254.5	336.4

Total Current Liabilities	2,887.2	3,649.4

Other Liabilities and Deferred Credits
Price risk management liabilities	136.6	181.6
Deferred income taxes	2,430.2	2,209.7
Deferred investment tax credits	30.1	33.7
Deferred credits	79.0	68.6
Deferred revenue	—	0.3
Accrued liability for postretirement and postemployment benefits	874.4	1,039.6
Regulatory liabilities and other removal costs	1,643.7	1,595.8
Asset retirement obligations	140.5	138.8
Other noncurrent liabilities	193.1	162.0

Total Other Liabilities and Deferred Credits	5,527.6	5,430.1

Total Capitalization and Liabilities	$19,742.1	$19,938.8

NiSource Inc.

Statements of Consolidated Cash Flows (GAAP)

(unaudited)

Nine Months Ended September 30, (in millions)	2011	2010
Operating Activities
Net Income	$278.8	$258.6
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	408.3	454.5
Net changes in price risk management assets and liabilities	14.1	(4.2)
Deferred income taxes and investment tax credits	165.2	130.6
Deferred revenue	(4.2)	(22.7)
Stock compensation expense and 401(k) profit sharing contribution	27.4	23.2
Gain on sale of assets	(0.1)	(0.1)
Loss on impairment of assets	1.2	1.1
Income from unconsolidated affiliates	(8.0)	(11.1)
Gain on disposition of discontinued operations - net of taxes	—	(0.1)
Loss from discontinued operations - net of taxes	1.8	0.3
Amortization of debt related costs	6.6	8.1
AFUDC equity	(3.2)	(4.9)
Distributions of earnings received from equity investee	10.9	7.9
Changes in Assets and Liabilities:
Accounts receivable	561.4	299.2
Income tax receivable	97.8	24.9
Inventories	(171.4)	(32.8)
Accounts payable	(325.1)	(266.8)
Customer deposits and credits	(36.8)	(10.7)
Taxes accrued	(62.8)	(96.1)
Interest accrued	(46.6)	(40.0)
Over (Under) recovered gas and fuel costs	146.4	(289.9)
Exchange gas receivable/payable	(117.9)	(12.9)
Other accruals	(32.2)	(22.7)
Prepayments and other current assets	31.1	32.4
Regulatory assets/liabilities	39.2	103.9
Postretirement and postemployment benefits	(163.5)	(142.3)
Deferred credits	(2.0)	(0.2)
Deferred charges and other noncurrent assets	(6.3)	9.9
Other noncurrent liabilities	32.6	(9.7)

Net Operating Activities from Continuing Operations	842.7	387.4
Net Operating Activities used for Discontinued Operations	(48.6)	(54.9)

Net Cash Flows from Operating Activities	794.1	332.5

Investing Activities
Capital expenditures	(774.2)	(553.7)
Insurance recoveries	—	3.5
Proceeds from disposition of assets	9.4	0.3
Restricted cash withdrawals (deposits)	22.8	(101.8)
Contributions to equity investees	(0.2)	(87.7)
Distributions from equity investees	—	23.8
Other investing activities	(59.7)	(45.9)

Net Investing Activities used for Continuing Operations	(801.9)	(761.5)
Net Investing Activities from Discontinued Operations	—	0.4

Net Cash Flow used for Investing Activities	(801.9)	(761.1)

Financing Activities
Issuance of long-term debt	395.3	—
Retirement of long-term debt	(36.5)	(16.3)
Premiums and other debt related costs	(8.2)	—
Change in short-term borrowings, net	(148.5)	621.6
Issuance of common stock	15.1	10.6
Acquisition of treasury stock	(3.1)	(1.4)
Dividends paid - common stock	(193.3)	(191.4)

Net Cash Flows from Financing Activities	20.8	423.1

Change in cash and cash equivalents from continuing operations	61.6	49.0
Cash contributions to discontinued operations	(48.6)	(54.5)
Cash and cash equivalents at beginning of period	9.2	16.4

Cash and Cash Equivalents at End of Period	$22.2	$10.9